As filed with the Securities and Exchange Commission on August 5, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIEMED HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada		N/A
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
625 E. Kaliste Saloom Rd. Lafayette, Louisiana 70508
(Address of Principal Executive Offices) (Zip Code)

VIEMED HEALTHCARE, INC. 2024 LONG TERM INCENTIVE PLAN
(Full Title of the Plan)

Name, Address and Telephone	Copy of Communications to:
Number of Agent for Service:

Trae Fitzgerald	E. James Cowen
Chief Financial Officer	Porter Hedges LLP
Viemed Healthcare, Inc.	1000 Main Street, 36th Floor
625 E. Kaliste Saloom Rd.	Houston, Texas 77002-6336
Lafayette, Louisiana 70508	(713) 226-6000
(337) 504-3802

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

___________________________

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Viemed Healthcare, Inc. (the “Company”) to register an additional 913,542 common shares of the Company (the “Common Shares”) for issuance pursuant to the Viemed Healthcare, Inc. 2024 Long Term Incentive Plan, as amended (the “2024 Plan”). The 2024 Plan was described in the Company’s definitive Proxy Statement for its 2026 Annual Meeting of Shareholders held on June 4, 2026. A second amendment to the 2024 Plan to add an additional 913,542 Common Shares to the 2024 Plan was approved by the Company’s shareholders at that meeting.

The 913,542 Common Shares being registered hereby are in addition to the Common Shares registered by the Company’s prior Registration Statement on Form S-8 filed on August 12, 2025 (File No. 333-289535) and the Company’s prior Registration Statement on Form S-8 filed on August 12, 2024 (File No. 333-281502) (together, the “Prior Registration Statements”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein except as otherwise amended or superseded hereby. After giving effect to the additional Common Shares registered under this Registration Statement, the aggregate number of Common Shares registered for issuance under the 2024 Plan will be 7,696,717.

Item 8. Exhibits.

See Index to Exhibits, attached hereto, which Index to Exhibits is hereby incorporated into this Item 8.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on this 5th  day of August, 2026.

VIEMED HEALTHCARE, INC.

By:	/s/ Trae Fitzgerald
Trae Fitzgerald
Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Casey Hoyt, W. Todd Zehnder and Trae Fitzgerald, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Casey Hoyt	Chief Executive Officer and Director	August 5, 2026
Casey Hoyt	(Principal Executive Officer)

/s/ Trae Fitzgerald	Chief Financial Officer	August 5, 2026
Trae Fitzgerald	(Principal Financial Officer and Accounting Officer)

/s/ W. Todd Zehnder	Chief Operating Officer and Director	August 5, 2026
W. Todd Zehnder

/s/ Randy Dobbs	Chairman of the Board	August 5, 2026
Randy Dobbs

/s/ Dr. William Frazier	Director and Chief Medical Officer	August 5, 2026
Dr. William Frazier

/s/ Sabrina Heltz	Director	August 5, 2026
Sabrina Heltz

/s/ Nitin Kaushal	Director	August 5, 2026
Nitin Kaushal
/s/ Timothy Smokoff	Director	August 5, 2026
Timothy Smokoff

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Viemed Healthcare, Inc. 2024 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 6, 2024).

4.2
First Amendment to Viemed Healthcare, Inc. 2024 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 5, 2025).

4.3
Second Amendment to Viemed Healthcare, Inc. 2024 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 4, 2026).

*5.1	Opinion of DLA Piper (Canada) LLP.

*23.1	Consent of Ernst & Young LLP.

*23.3	Consent of DLA Piper (Canada) LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*107.1	Calculation of Filing Fee Tables

*Filed herewith.